Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Philip Hartstein, President and Chief Executive Officer of Finjan Holdings, Inc. (the “Company”), and Michael Noonan, Chief Financial Officer and Treasurer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 13, 2018

By:	/s/ Philip Hartstein
Philip Hartstein
President and Chief Executive Officer

By:	/s/ Michael Noonan
Michael Noonan
Chief Financial Officer and Treasurer